SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549





                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934





                                 March 18, 1997
                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)




                             CARDINAL HEALTH, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)






                OHIO                 0-12591              31-0958666
           (STATE OR OTHER         (COMMISSION           (IRS EMPLOYER
           JURISDICTION OF         FILE NUMBER)       IDENTIFICATION NO.)
           INCORPORATION)


                5555 GLENDON COURT, DUBLIN, OHIO             43016
            (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)       (ZIP CODE)



                                  (614) 717-5000
               (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)







         ITEM 5.   OTHER EVENTS

                   Following a special meeting of shareholders held on March 18, 1997, in which the shareholders of Owen Healthcare, Inc., a Texas corporation ("Owen"), voted upon and approved an Agreement and Plan of Merger, dated as of November 27, 1996, by and among Owen, Cardinal Health, Inc., an Ohio corporation ("Cardinal"), and Owl Merger Corp., a Texas corporation and a wholly owned subsidiary of Cardinal ("Subcorp"), Subcorp was merged with and into Owen (the "Merger") and Owen became a wholly owned subsidiary of Cardinal. As a result of the Merger, each share of Owen common stock, without par value ("Owen Common Stock"), was converted into .45 of a Cardinal common share, without par value ("Cardinal Common Shares"), with cash in lieu of fractional shares. It is anticipated that approximately 8,389,726 Cardinal Common Shares will be issued pursuant to the Merger to former shareholders of Owen, including approximately 658,000 Cardinal Common Shares issuable upon exercise of options to purchase Cardinal Common Shares into which outstanding options to purchase Owen Common Stock were converted in the Merger.




































                                   SIGNATURE


                   Pursuant to the requirements of the Securities
         Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       CARDINAL HEALTH, INC.


         Dated:  March 19, 1997        By:/s/ George H. Bennett, Jr.
                                          George H. Bennett, Jr.
                                          Executive Vice President,
                                            General Counsel and
                                            Secretary